As filed with the Securities and Exchange Commission on October 24, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

(File No. 333-04273)

HILTON HOTELS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-2058176
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

9336 Civic Center Drive

Beverly Hills, California 90210

(310) 278-4321

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

1996 Stock Incentive Plan

1996 Chief Executive Stock Incentive Plan

(Full title of the Plan)

Madeleine A. Kleiner, Esq.

Executive Vice President and General Counsel

Hilton Hotels Corporation

9336 Civic Center Drive

Beverly Hills, California 90210

(310) 278-4321

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John D. Lobrano, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Explanatory Note

On October 24, 2007, pursuant to the Agreement and Plan of Merger, dated as of July 3, 2007, among Hilton Hotels Corporation (the “Company”), BH Hotels LLC, a Delaware limited liability company (“Parent”), and BH Hotels Acquisition Inc., a Delaware corporation (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company being the surviving entity and becoming a wholly-owned subsidiary of Parent. As a result, the Company has terminated all offerings of its Common Stock, $2.50 par value per share ("Common Stock") pursuant to its existing registration statements, including the Company’s Registration Statement on Form S-8 (File No. 333-04273) (as amended, the “Registration Statement”). In accordance with an undertaking made by the Company in its Registration Statement to remove from registration, by means of a post-effective amendment, any shares of the Company’s Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of its Common Stock under the Registration Statement which remained unsold as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on October 24, 2007.

HILTON HOTELS CORPORATION

By:	/s/ Robert M. La Forgia
Robert M. La Forgia
Executive Vice President and Chief Financial Officer